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                                                                    Exhibit 21.4

                                                               Jurisdiction
Subsidiaries of Freedom Textile Chemicals Co.                of Incorporation
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A-Chem (U.K.) Limited                                            England
FCC Acquisition Corp.                                            Delaware
Freedom Textile Chemical Company (South                          Delaware
  Carolina), Inc.